EXHIBIT 23.1




                      INDEPENDENT ACCOUNTANTS' CONSENT


We consent to the reference to our firm under the caption "Experts" in the registration statement on Form S-4 (No. 333-31797) and related Prospectus of Northeast Bancorp for the registration of 216,180 shares of its common stock and to the incorporation by reference therein of our report dated August 16, 1996, with respect to the consolidated financial statements of Northeast Bancorp included in its Annual Report Form 10-K for the year ended June 30, 1996, filed with the Securities and Exchange Commission.



                                       /s/Baker Newman & Noyes
                                       Limited Liability Company

Portland, Maine
September 2, 1997